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                                                                    Exhibit 1(b)

                       THE MUNDER FRAMLINGTON FUNDS TRUST
                        (A Massachusetts Business Trust)

                  CERTIFICATE OF DESIGNATION OF NEW SERIES AND
                            CLASSIFICATION OF SHARES


     I, Terry H. Gardner, do hereby certify as follows:

     (1) That I am the duly elected Treasurer of The Munder Framlington Funds Trust ("Munder Framlington");

     (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of Munder Framlington;

     (3) That the following resolutions were duly adopted by the Board of Trustees of Munder Framlington;

a.  Creation of Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Shares
    ---------------------------------------------------------------------------
(Munder Framlington International Growth Fund)
----------------------------------------------

     RESOLVED, that pursuant to Section 5.11 of Munder Framlington's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in the Munder Framlington be, and hereby are, classified and designated shares of the following classes--A-1, A-2, A-3, A-4 and A-5, representing interests in the Munder Framlington International Growth Fund of Munder Framlington; and further

     RESOLVED, that the classes of shares established for the Munder Framlington International Growth Fund with the designation "A" followed by the number 1 is hereby known as the Class A Shares, the number 2 is hereby known as the Class B Shares, the number 3 is hereby known as the Class C Shares, the number 4 is hereby known as the Class K Shares and the number 5 is hereby known as the Class Y Shares; and further

     RESOLVED, that each share of Class A-1, each share of Class A-2, each share of Class A-3, each share of Class A-4 and each share of Class A-5 created pursuant to the preceding resolutions shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in Munder Framlington's Declaration of Trust with respect to the shares of beneficial interest.

b.  Creation of Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Shares
    ---------------------------------------------------------------------------
(Munder Framlington Emerging Markets Fund)
------------------------------------------

     RESOLVED, that pursuant to Section 5.11 of Munder Framlington's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in the Munder Framlington be, and hereby are, classified and designated shares of the following

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classes--B-1, B-2, B-3, B-4 and B-5, representing interests in the Munder
Framlington Emerging Markets Fund of Munder Framlington; and further

     RESOLVED, that the classes of shares established for the Munder Framlington International Growth Fund with the designation "B" followed by the number 1 is hereby known as the Class A Shares, the number 2 is hereby known as the Class B Shares, the number 3 is hereby known as the Class C Shares, the number 4 is hereby known as the Class K Shares and the number 5 is hereby known as the Class Y Shares; and further

     RESOLVED, that each share of Class B-1, each share of Class B-2, each share of Class B-3, each share of Class B-4 and each share of Class B-5 created pursuant to the preceding resolutions shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in Munder Framlington's Declaration of Trust with respect to the shares of beneficial interest.

c.  Creation of Class C-1, Class C-2, Class C-3, Class C-4 and Class C-5 Shares
    ---------------------------------------------------------------------------
(Munder Framlington Healthcare Fund)
------------------------------------

     RESOLVED, that pursuant to Section 5.11 of Munder Framlington's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in the Munder Framlington be, and hereby are, classified and designated shares of the following classes--C-1, C-2, C-3, C-4 and C-5, representing interests in the Munder Framlington Healthcare Fund of Munder Framlington; and further

     RESOLVED, that the classes of shares established for the Munder Framlington International Growth Fund with the designation "C" followed by the number 1 is hereby known as the Class A Shares, the number 2 is hereby known as the Class B Shares, the number 3 is hereby known as the Class C Shares, the number 4 is hereby known as the Class K Shares and the number 5 is hereby known as the Class Y Shares; and further

     RESOLVED, that each share of Class C-1, each share of Class C-2, each share of Class C-3, each share of Class C-4 and each share of Class C-5 created pursuant to the preceding resolutions shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in Munder Framlington's Declaration of Trust with respect to the shares of beneficial interest.

d.  Creation of Class D-1, D-2, D-3, D-4 and D-5 Shares (Munder Framlington
    -----------------------------------------------------------------------
Global Financial Services Fund)
-------------------------------

     RESOLVED, that pursuant to Section 5.11 of Munder Framlington's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in the Munder Framlington be, and hereby are, classified and designated shares of the following classes--D-1, D-2, D-3, D-4 and D-5, representing interests in the Munder Framlington Global Financial Services Fund of Munder Framlington; and further

     RESOLVED, that the classes of shares established for the Munder Framlington Global Financial Services Fund with the designation "D" followed by the number 1 is hereby known as

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the Class A Shares, the number 2 is hereby known as the Class B Shares, the number 3 is hereby known as the Class C Shares, the number 4 is hereby known as the Class K Shares and the number 5 is hereby known as the Class Y Shares; and further

     RESOLVED, that each share of Class D-1, each share of Class D-2, each share of Class D-3, each share of Class D-4 and each share of Class D-5 created pursuant to the preceding resolutions shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption that are set forth in Munder Framlington's Declaration of Trust with respect to the shares of beneficial interest.

e.  Authorization of Documents and Other Acts
    -----------------------------------------

     RESOLVED, that the officers of Munder Framlington be, and each of them hereby is, authorized and empowered to execute, seal and deliver any and all documents, instruments, papers, writings, including but not limited to any instrument filed with the Secretary of State of The Commonwealth of Massachusetts or the Boston City Clerk, and to do any and all other acts in the name of Munder Framlington and on its behalf, as may be necessary or desirable in connection with or in furtherance of the preceding resolutions.


     (4) That the preceding resolutions remain in full force and effect on the date hereof.

                                                   /s/ Terry H. Gardner
                                                   -------------------------
                                                   Terry H. Gardner
                                                   Treasurer


Date:  4/28/98


Commonwealth of Massachusetts  )
County of Norfolk              )
                               )
Subscribed and sworn to
before me this 28th day
of April, 1998.



Anne E. Sexton
--------------
Notary Public
My commission expires:  5/14/04